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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Form SB-2 Registration Statement of our report dated November 13, 2000 on the balance sheet of Badger State Ethanol, LLC as of September 30, 2000 and the related statements of operations, changes in members' equity and cash flows for the initial period then ended, and to the reference to our firm under the caption "Experts" in the Prospectus included therein.


/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Minneapolis, Minnesota
November 21, 2000